UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 28, 2005


                               CALPINE CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                        Commission file number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977

                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115
         (Address of principal executive offices and telephone number)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 -- COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     On July 28, 2005, Calpine Corporation ("Calpine") and its indirect, wholly owned subsidiaries Calpine UK Holdings Limited (the "Seller"), and Quintana Canada Holdings, LLC (the "Seller Guarantor", and, collectively with the Seller and Calpine, the "Seller Parties"), sold the entire issued share capital of Saltend Cogeneration Company Limited ("SCCL") and Calpine UK Operations Limited ("UK OpCo", together with SCCL, the "Sale Group") to Normantrail (UK CO 3) Limited (the "Purchaser"), a partnership formed by International Power PLC ("IPR"), Mitsui & Co., Ltd. ("Mitsui") pursuant to the terms of a share sale and purchase agreement (the "Agreement") among the Seller Parties, the Purchaser, IPR and Mitsui. SCCL is the owner of, and UK OpCo is the operator of, the Saltend Energy Centre, a 1200 MW (nominal) natural gas-fired cogeneration facility located in Hull, England. Pursuant to the Agreement, Calpine and the Seller have provided certain customary warranties and indemnities, and the Seller Guarantor has guaranteed the payment by the Seller of liabilities in respect of all claims under the Agreement other than claims for breach of a warranty. The obligations of the Purchaser are guaranteed as to 70% by IPR and 30% by Mitsui. A copy of the Agreement was filed as an exhibit to Calpine's Current Report on Form 8-K dated May 28, 2005, filed with the SEC on June 3, 2005.

     The total amount payable by the Purchaser under the Agreement is British pounds ("GBP") 498.4 million comprising an amount payable for the Sale Group shares and an amount to repay intercompany loans made to SCCL by certain of its affiliates. The purchase price is subject to a GBP for GBP post-closing net working capital adjustment, subject to an upwards cap determinable on the basis of completion accounts prepared in accordance with the procedures set out in the Agreement. GBP 20 million of the purchase price has been placed in escrow and will be retained for one year following closing of the sale, provided that the Seller will be entitled to receive GBP 5 million from the escrow every three months, subject to the Purchaser making any claims under the Agreement in such period, which claims may be satisfied from amounts in escrow. The net proceeds, after the redemption of two of our existing series of Redeemable Preferred Shares described in Item 2.04 below, and the reasonable transaction costs and adjustments associated with this sale, are being held under the control of Calpine's subsidiary Calpine Canada Resources Company pursuant to an Interim Order issued by the Supreme Court of Nova Scotia, pending a Final Order, in the litigation commenced in May 2005 by Harbert Distressed Investment Master Fund, Ltd. Pursuant to an August 2, 2005, decision by the Court in the case, the Court stated its intention to issue a Final Order which would, in effect, adjust the amount required to be so held so that it will be sufficient to cover the face amount of certain qualifying Calpine-guaranteed bonds of our subsidiary, Calpine Canada Energy Finance II ULC. The qualifying bonds will be those purchased by a bondholder (other than certain Calpine entities) prior to September 1, 2004, that continues to hold those bonds on August 2, 2005.

     As a part of the sale, we have agreed to reimburse the Purchaser for up to GBP 2 million of carbon emission credits purchased by SCCL in the year immediately following the close of the sale. Under recently adopted EU legislation, SCCL and other power generators in the United Kingdom were allocated a certain number of carbon emission credits at the beginning of the year; to the extent that their carbon emissions exceed the amounts allocated, companies are required to purchase additional carbon emission credits in the open market. Such reimbursement will be deducted from the final GBP 5 million quarterly escrow payment. In anticipation of this expense, we will record an accrued liability in the amount of GBP 2 million, which will reduce our expected gain on the disposition.

     The sale closed on July 28, 2005. For further information on the sale of the Saltend Energy Centre, see the Form 8-K dated May 28, 2005, and filed on June 3, 2005. A copy of the Agreement was filed as an exhibit to our Form 8-K dated June 17, 2005, and filed on June 23, 2005.


ITEM 2.04 -- TRIGGERING EVENTS THAT ACCELERATE A DIRECT FINANCIAL  OBLIGATION OR
             AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

     The  information  in Item 2.01 above is  incorporated  by reference in this
Item 2.04. In connection with the sale of SCCL, we were required to redeem two of our existing series of Redeemable Preferred Shares totaling $620 million. The redemption of each series of Redeemable Preferred Shares was effected on July 28, 2005, with a portion of the proceeds of the sale of SCCL. The series redeemed comprise $360 million of Redeemable Preferred Shares due October 15, 2006, which were redeemed at a price of 103% of par plus accrued and unpaid interest to and including the date of redemption, and $260 million of Redeemable Preferred Shares due July 30, 2005, which were redeemed at a price of 100% of par plus accrued and unpaid interest to and including the date of redemption. The information in Item 2.03 of our Current Report on Form 8-K dated October 26, 2004, filed with the SEC on November 5, 2004, which contains a description of the Redeemable Preferred Shares due October 15, 2006, and in Item 2.03 of our Current Report on Form 8-K dated February 1, 2005, filed with the SEC on February 3, 2005, which contains a description of the Redeemable Preferred Shares due July 30, 2005, are incorporated by reference herein.


ITEM 8.01 -- OTHER EVENTS

     On July 7, 2005, the Registrant issued the press release attached hereto as
Exhibit 99.1.


ITEM 9.01 -- FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Businesses Acquired.

     Not Applicable

     (b) Pro Forma Financial Information.

     As disclosed in Item 2.01 of this 8-K, on July 28, 2005, we closed the disposition of Saltend Cogeneration Company Limited ("SCCL") and Calpine UK Operations Limited ("UK OpCo" or "Saltend"). In addition, as disclosed in our Form 8-K dated July 7, 2005 and filed on July 13, 2005, on July 7, 2005, we and the counterparty entered into and closed a Purchase and Sale Agreement with Rosetta, the buyer, pursuant to which we sold our remaining oil and gas properties ("oil and gas"). Upon closing of the sale, the Company no longer holds any oil and gas reserves, with the exception of certain oil and gas properties valued at $75 million for which we were unable to obtain consents to assignment prior to closing but expect to do so in the near future. The pro forma financial information below gives effect to the oil and gas sale and the disposition of SCCL and UK OpCo, both of which will be accounted for as of June 30, 2005, as discontinued operations in accordance with Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144").

     The unaudited Pro Forma Consolidated Condensed Statements of Operations are presented for the three months ended March 31, 2005 and the years ended December 31, 2004, 2003 and 2002 and present Calpine's operations as if the transactions described above had occurred at January 1, 2002. Basic earnings (loss) per common share were computed by dividing net income (loss) by the weighted average number of common shares outstanding for the respective periods. The dilutive effect of the potential exercise of outstanding options to purchase shares of common stock is calculated using the treasury stock method. The dilutive effect of the assumed conversion of certain convertible securities into the Company's common stock is based on the dilutive common share equivalents and the after-tax distribution expense avoided upon conversion. An unaudited Pro Forma
Consolidated Condensed Balance Sheet as of March 31, 2005, is also presented. The unaudited Pro Forma Consolidated Condensed Balance Sheet presents the property sales described above, as if they had occurred at March 31, 2005.

     The unaudited Pro Forma Consolidated Condensed Financial Statements should be read in conjunction with Calpine's Financial Statements and related Notes included in Calpine's Report on Form 10-Q for the quarter ended March 31, 2005 and the Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

                                                Calpine Corporation and Subsidiaries
                                      Unaudited Pro Forma Consolidated Condensed Balance Sheet
                                                           March 31, 2005
                                     (In thousands, except for per share amounts and unaudited)


                                                                                    After
                                                              Oil and Gas        Oil and Gas            Saltend            Final
                                                Actual        Adjustments        Adjustments          Adjustments        Pro Forma
                                                                  (1)                                     (2)
                                             -----------   -----------------  -------------------  -------------------  ------------
Assets:
Current assets
  Cash and cash equivalents................  $   812,612   $ 757,155  (3)     $ 1,569,767          $   134,321  (5)(10) $ 1,704,088
  Accounts receivable, net.................    1,034,141          --            1,034,141              (51,295) (5)         982,846
  Margin deposits and other prepaid
   expense.................................      461,097          --              461,097              (19,762) (5)         441,335
  Inventories..............................      148,770          --              148,770               (5,374) (5)         143,396
  Restricted cash..........................      513,753          --              513,753               34,626  (15)        548,379
  Current derivative assets................      472,643          --              472,643                   --              472,643
  Other current assets.....................      169,068      74,074  (4)(5)      243,142                   --              243,142
                                             -----------   ---------          -----------          -----------          -----------
Total current assets.......................  $ 3,612,084   $ 831,229            4,443,313          $    92,516          $ 4,535,829
                                             -----------   ---------          -----------          -----------          -----------
  Restricted cash, net of current portion..      194,476          --              194,476                   --              194,476
  Notes receivable, net of current portion.      200,443          --              200,443                   --              200,443
  Project development costs................      152,407          --              152,407                   --              152,407
  Unconsolidated investments...............      387,639          --              387,639                   --              387,639
  Deferred financing costs.................      423,122      (3,362) (6)         419,760              (20,118) (11)        399,642
  Prepaid lease, net of current portion....      431,600          --              431,600                   --              431,600
  Property, plant and equipment, net.......   20,712,038    (611,458) (5)      20,100,580           (1,056,269) (5)      19,044,311
  Goodwill.................................       45,160          --               45,160                   --               45,160
  Other intangible assets, net.............       72,009          --               72,009               (4,544) (5)          67,465
  Long-term derivative assets..............      658,440          --              658,440                   --              658,440
  Other assets.............................      690,049          --              690,049               (3,520) (5)         686,529
                                             -----------   ---------          -----------          -----------          -----------
Total assets...............................  $27,579,467   $ 216,409          $27,795,876          $  (991,935)         $26,803,941
                                             ===========   =========          ===========          ===========          ===========
Liabilities and stockholders' equity:
Current liabilities
  Accounts payable.........................      945,578          --              945,578              (42,127) (5)         903,451
  Accrued payroll and related expense......       65,555          --               65,555                 (291) (5)          65,264
  Accrued interest payable.................      396,175      (6,764) (7)         389,411              (11,913) (12)        377,498
  Income taxes payable.....................       79,163          --               79,163              (16,452) (5)          62,711
  Notes payable and borrowings under lines
   of credit, current  portion.............      209,652          --              209,652                   --              209,652
  Preferred interests, current portion.....      268,794          --              268,794             (260,000) (12)          8,794
  Capital lease obligation, current
   portion.................................        5,780          --                5,780                   --                5,780
  CCFC I financing, current portion........        3,208          --                3,208                   --                3,208
  Construction/project financing, current
   portion.................................      100,773          --              100,773                   --              100,773
  Senior notes and term loans, current
   portion.................................      922,489          --              922,489                   --              922,489
  Current derivative liabilities...........      626,125          --              626,125              (43,291) (5)         582,834
  Other current liabilities................      287,940      10,964  (5)(16)     298,904                 (998) (5)(15)     297,906
                                             -----------   ---------          -----------          -----------          -----------
Total current liabilities..................  $ 3,911,232   $   4,200          $ 3,915,432          $  (375,072)         $ 3,540,360
                                             -----------   ---------          -----------          -----------          -----------
  Notes payable and borrowings under lines
   of credit, net of current portion.......      682,429          --              682,429                   --              682,429
  Convertible debentures payable to Calpine
   Capital Trust III.......................      517,500          --              517,500                   --              517,500
  Preferred interests, net of current
   portion.................................      493,396          --              493,396             (360,000) (12)        133,396
  Capital lease obligation, net of current
   portion.................................      281,756          --              281,756                   --              281,756
  CCFC I financing, net of current portion.      782,020          --              782,020                   --              782,020
  CalGen/CCFC II financing.................    2,395,795          --            2,395,795                   --            2,395,795
  Construction/project financing, net of
   current portion.........................    2,003,443          --            2,003,443                   --            2,003,443
  Convertible Senior Notes Due 2006........        1,311          --                1,311                   --                1,311
  Convertible Notes Due 2014...............      623,429          --              623,429                   --              623,429
  Convertible Senior Notes Due 2023........      633,775          --              633,775                   --              633,775
  Senior notes and term loans, net of
   current portion.........................    8,218,408    (138,895) (7)       8,079,513                   --            8,079,513
  Deferred income taxes, net of current
   portion.................................      925,365     136,565  (8)       1,061,930              (11,545) (5)(17)   1,050,385
  Deferred revenue.........................      116,041          --              116,041                   --              116,041
  Long-term derivative liabilities.........      903,824          --              903,824              (13,006) (5)         890,818
  Other liabilities........................      351,389      (8,278) (5)         343,111              (17,879) (5)         325,232
                                             -----------   ---------          -----------          -----------          -----------
Total liabilities..........................  $22,841,113   $  (6,408)         $22,834,705          $  (777,502)         $22,057,203
                                             -----------   ---------          -----------          -----------          -----------
  Minority Interests.......................      388,499          --              388,499                   --              388,499
                                             -----------   ---------          -----------          -----------          -----------
Stockholders' equity
  Preferred stock, $.001 par value per
   share; authorized 10,000,000 shares;
   none issued and outstanding in 2005.....           --          --                   --                   --                   --
  Common stock, $.001 par value per
   share; authorized 2,000,000,000 shares;
   issued and outstanding 538,017,458
   shares in 2005..........................          538          --                  538                   --                  538
  Additional paid-in capital...............    3,159,385          --            3,159,385                   --            3,159,385
  Additional paid-in capital, loaned
   shares..................................      258,100          --              258,100                   --              258,100
  Additional paid-in capital, returnable
   shares..................................     (258,100)         --             (258,100)                  --             (258,100)
  Retained earnings........................    1,157,317     222,817  (9)       1,380,134                3,763  (12)(13)  1,383,897
  Accumulated other comprehensive income...       32,615          --               32,615             (218,196) (14)       (185,581)
                                             -----------   ---------          -----------          -----------          -----------
Total stockholders' equity.................  $ 4,349,855   $ 222,817          $ 4,572,672          $  (214,433)         $ 4,358,239
                                             -----------   ---------          -----------          -----------          -----------
Total liabilities and stockholders' equity.  $27,579,467   $ 216,409          $27,795,876          $  (991,935)         $26,803,941
                                             ===========   =========          ===========          ===========          ===========
------------

(1)  The Pro Forma  Consolidated  Condensed  Balance Sheet  reflects the Oil and Gas  disposition as if it had occurred on March 31,
     2005.

(2)  The Pro Forma  Consolidated  Condensed Balance Sheet also reflects the disposition of SCCL and UK OpCo as if it had occurred on
     March 31, 2005.

(3)  Represents  the  proceeds  from the sale that are  expected  to be $1.05  billion  before (a)  approximately  $11.5  million of additional  holdbacks and adjustments for operations from the transaction  date, (b)  approximately  $60.6 million of estimated transaction  fees and  expenses,  (c) certain oil and gas  properties  valued at $75 million for which we were unable to obtain consents to  assignment  prior to closing but expect to do so in the near future and (d) accrued  interest of $6.8  million and after the $138.9 million in repayment of Senior Notes.

(4)  Represents $75 million of the purchase price that was withheld for non-consent properties.

(5)  Adjustment  represents  the asset and  liability  balances  of SCCL and UK OpCo or Oil and Gas which will  reduce our asset and liability  positions upon completion of the  dispositions as well as the addition of certain  accruals for adjustments and exit costs necessitated by the respective structures of these transactions.

(6)  Adjustment represents the write-off of unamortized financing costs associated with the repayment of Senior Notes as part of the use of proceeds.

(7)  Adjustment represents the repayment of Senior notes as part of the use of the proceeds, as well as associated accrued interest.

(8)  Represents  taxes at the statutory rate of 38% on the estimated  non-recurring  pre-tax gain of $359.4 million.  See Note 9 for further information.

(9)  Represents  the  anticipated  non-recurring  gain of $222.8 million (net of taxes of $136.6 million at a statutory rate of 38%)
     after consideration of fees,  contingencies and excess office space write-off.  This non-recurring gain is an estimate based on our Consolidated  Condensed Balance Sheet at March 31, 2005. This estimate does not take into  consideration our actual results of operations and certain other changes to the  Consolidated  Condensed  Balance Sheet that occurred after March 31, 2005 until the closing date of the transaction. We estimate that these changes will increase the final pre-tax gain to $350.0 million.

(10) Adjustment  represents the anticipated cash proceeds of the sale of SCCL and UK OpCo of $828.2 million, less the cost to redeem the  principal,  interest and  termination  fees of $647.0  million  associated  with two of our existing  series of Redeemable
     Preferred Shares and direct costs associated with the sale of $8.3 million.

(11) Adjustment represents the write-off of unamortized financing costs of $12.9 million and $7.2 million, respectively,  associated with two of our existing series of Redeemable  Preferred  Shares which will be redeemed with the proceeds from the sale of SCCL and UK OpCo.

(12) Adjustment  represents the redemption of two of our existing series of Redeemable  Preferred  Shares totaling $620 million,  as well as associated accrued interest of $11.9 million and early termination fees of $10.8 million.

(13) Adjustment  represents an estimated  non-recurring  gain  associated with the transaction of $3.8 million (net of taxes of $1.6 million at a statutory rate of 30%) after consideration of fees,  contingencies and costs associated with the redemption of two of our existing  series of Redeemable  Preferred  Shares.  This non- recurring  gain is an estimate  based on our  Consolidated condensed Balance Sheet at March 31, 2005. This estimate does not take into  consideration our actual results of operations and certain other changes to the Consolidated  Condensed Balance Sheet that occurred after March 31, 2005 until the closing date of the transaction. We estimate that these changes will increase the final pre-tax gain to $6.0 million.

(14) Adjustment  represents the cumulative balance of "out of the money" cash flow hedges held by SCCL of $39.4 million that will be written  off as a result  of the sale of SCCL and UK OpCo and the  realization  into  earnings  of the  Cumulative  Translation
     Adjustment ("CTA") of $257.6 million associated with the Company's GBP-denominated entities as a result of the sale of SCCL and
     UK OpCo.

(15) Represents  the impact of sales  proceeds from SCCL and UK OpCo to be held in escrow and amounts  anticipated  to reimburse the
     Seller for anticipated carbon emission credits as described in Item 2.01 and other indemnification and exit liabilities.  Total proceeds to be held in escrow will be approximately $34.6 million;  these proceeds are presented on the Consolidated  Condensed
     Balance Sheet as restricted  cash. The total amount we expect to accrue for the carbon emission  credits is $3.5 million (based on current exchange rates),  and the total estimated  liability for other  indemnification  and exit liabilities is $3 million.
     These estimated accruals are presented on the Consolidated Condensed Balance Sheet within other current liabilities.

(16) Represents an additional liability of 1% of the gross sales proceeds, or $10.5 million, as an allowance for indemnification and exit liabilities, and also other miscellaneous transaction fees of $2.2 million.

(17) Represents taxes of $1.6 million at the statutory rate of 30% associated with the estimated  non-recurring pre-tax gain of $5.4 million. See Note 13 for further information.

                                                Calpine Corporation and Subsidiaries
                                 Unaudited Pro Forma Consolidated Condensed Statement of Operations
                                              For the Three Months Ended March 31, 2005
                                            (In thousands, except for per share amounts)

                                                                                  Pro Forma
                                                                                    After
                                                              Oil and Gas        Oil and Gas            Saltend            Final
                                                Actual        Adjustments        Adjustments          Adjustments        Pro Forma
                                                                  (1)                                     (2)
                                             -----------   -----------------  -------------------  -------------------  ------------
Revenue:
Electric generation and marketing revenue
  Electricity and steam revenue ...........  $ 1,403,549   $      --          $ 1,403,549          $  (125,270) (3)     $ 1,278,279
  Transmission sales revenue ..............        3,744          --                3,744                   --                3,744
  Sales of purchased power for hedging and
   optimization............................      356,130          --              356,130               (8,720) (3)         347,410
                                             -----------   ---------          -----------          -----------          -----------
   Total electric generation and marketing
    revenue ...............................    1,763,423          --            1,763,423             (133,990)           1,629,433
Oil and gas production and marketing revenue
  Oil and gas sales .......................       10,820     (10,759) (3)              61                   --                   61
  Sales of purchased gas for hedging and
   optimization ...........................      420,296          --              420,296                   --              420,296
                                             -----------   ---------          -----------          -----------          -----------
   Total oil and gas production and
    marketing revenue......................      431,116     (10,759)             420,357                   --              420,357
Mark-to-market activities, net ............       (3,531)         --               (3,531)                  --               (3,531)
Other revenue .............................       21,670          --               21,670                 (484) (3)          21,186
                                             -----------   ---------          -----------          -----------          -----------
Total revenue..............................    2,212,678     (10,759)           2,201,919             (134,474)           2,067,445
                                             -----------   ---------          -----------          -----------          -----------
Cost of revenue:
Electric generation and marketing expense
  Plant operating expense .................      195,626          --              195,626              (13,377) (3)         182,249
  Transmission purchase expense ...........       23,510          --               23,510               (2,636) (3)          20,874
  Royalty expense..........................       10,329          --               10,329                   --               10,329
  Purchased power expenses for hedging and
   optimization............................      288,787          --              288,787               (7,592) (3)         281,195
                                             -----------   ---------          -----------          -----------          -----------
   Total electric generation and marketing
    expense................................      518,252          --              518,252              (23,605)             494,647
Oil and gas operating and marketing expense
  Oil and gas operating expense ...........       13,000     (11,199) (3)           1,801                   --                1,801
  Purchased gas expense for hedging and
   Optimization............................      413,259          --              413,259                   --              413,259
                                             -----------   ---------          -----------          -----------          -----------
   Total oil and gas operating and
    marketing expense......................      426,259     (11,199)             415,060                   --              415,060
Fuel expense ..............................      921,349      39,776  (3)         961,125              (66,817) (3)         894,308
Depreciation, depletion and amortization
 expense...................................      143,228     (15,124) (3)         128,104               (7,398) (3)         120,706
Operating lease expense....................       24,777          --               24,777                   --               24,777
Other cost of revenue......................       38,171          --               38,171                   --               38,171
                                             -----------   ---------          -----------          -----------          -----------
Total cost of revenue......................    2,072,036      13,453            2,085,489              (97,820)           1,987,669
                                             -----------   ---------          -----------          -----------          -----------
Gross Profit...............................      140,642     (24,212)             116,430              (36,654)              79,776
(Income) loss from unconsolidated
  investments..............................       (6,064)         72  (3)          (5,992)                  --               (5,992)
Equipment cancellation and impairment cost.          (73)         --                  (73)                  --                  (73)
Project development expense................        8,720          --                8,720                   --                8,720
Research and development expense...........        7,034          --                7,034                   --                7,034
Sales, general and administrative expense..       57,137      (3,351) (3)(4)       53,786                 (723) (3)(4)       53,063
                                             -----------   ---------          -----------          -----------          -----------
Income (loss) from operations..............       73,888     (20,933)              52,955              (35,931)              17,024
Interest expense...........................      348,937      (4,631) (3)(5)      344,306              (14,602) (3)(5)      329,704
Interest (income)..........................      (14,331)          5  (3)         (14,326)                 340  (3)         (13,986)
Minority interest expense..................       10,614          --               10,614                   --               10,614
(Income) from repurchase of various
  issuances of debt........................      (21,772)         --              (21,772)                  --              (21,772)
Other expense (income), net................        3,980         184  (3)           4,164               (9,122) (3)          (4,958)
                                             -----------   ---------          -----------          -----------          -----------
Income (Loss) before provision or benefit
 for income taxes..........................     (253,540)    (16,491)            (270,031)             (12,547)            (282,578)
Provision (Benefit) for income taxes.......      (84,809)     (6,291) (6)         (91,100)              (3,764) (8)         (94,864)
                                             -----------   ---------          -----------          -----------          -----------
Income (Loss) from continuing
 operations (7)............................  $  (168,731)  $ (10,200)         $  (178,931)         $    (8,783)         $  (187,714)
                                             ===========   =========          ===========          ===========          ===========
Basic and diluted loss per common share:
  Weighted average shares of common
   stock outstanding.......................      447,599                                                                    447,599
  Loss from continuing operations (7)......        (0.38)                                                                     (0.42)

------------

(1)  The Pro Forma Consolidated  Condensed  Statement of Operations assumes that Oil and Gas was sold by Calpine on January 1, 2002.
     The results of these assets have been removed from the Pro Forma Consolidated Condensed Statement of Operations.  The estimated non-recurring gain associated with the sales transaction is not included within the Pro Forma Consolidated  Condensed Statement of Operations. See Note 9 to the Unaudited Pro Forma Consolidated Condensed Balance Sheet for further information.

(2)  The Pro Forma Consolidated  Condensed  Statement of Operations assumes that SCCL and UK OpCo were sold by Calpine on January 1,
     2002. The results of SCCL and UK OpCo have been removed from the Pro Forma Consolidated Condensed Statement of Operations.  The
     estimated  non-recurring gain associated with the sales transaction is not included within the Pro Forma Consolidated Condensed
     Statement of Operations. See Note 13 to the Unaudited Pro Forma Consolidated Condensed Balance Sheet for further information.

(3)  Adjustment represents activity that was reclassified to discontinued operations as a result of the sale of the Domestic Oil and
     Gas Properties or SCCL and UK OpCo.

(4)  The Pro Forma  adjustments in the Unaudited Pro Forma  Consolidated  Condensed  Statement of Operations  include certain sales, general and  administrative  expenses  allocated  to Oil and Gas and to SCCL and UK OpCo based on a  proportion  of base wages.
     Accordingly,  these expenses have been included within the Oil and Gas and the SCCL and UK OpCo income figures to determine the
     Pro Forma totals.  For the year ended December 31, 2004,  these expenses  totaled $0.7 million and $0.6 million for Oil and Gas and for SCCL and UK OpCo, respectively.

(5)  The Pro Forma  adjustments also include  interest  expense that we expect to allocate to discontinued  operations in accordance with Emerging Issues Task Force ("EITF") Issue No. 87-24,  "Allocation of Interest to Discontinued Operations" ("EITF Issue No.
     87-24").  We  include  interest  expense  on debt  which is  required  to be repaid as a result of a  disposal  transaction  in discontinued  operations.  Additionally,  other  interest  expense that cannot be attributed to other  operations of Calpine is allocated  based on the  ratio of net  assets to be sold less  debt  that is  required  to be paid as a result of the  disposal transaction  to the sum of total net  assets of  Calpine  plus the  consolidated  debt of  Calpine,  excluding  (a) debt of the discontinued  operation  that  will be  assumed  by the  buyer,  (b) known  debt that will be paid as a result of the  disposal transaction and (c) debt that can be directly  attributed to other operations of Calpine.  For the three months ended March 31,
     2005, the interest expense  allocated  within the Unaudited Pro Forma  Consolidated  Condensed  Statement of Operations is $4.9
     million and $12.5 million for Oil and Gas and for SCCL and UK OpCo, respectively.

(6)  The Oil and Gas Pro Forma  adjustments in the Pro Forma  Consolidated  Condensed  Statement of Operations are tax effected at a rate of 38%,  which  represents  Calpine's  statutory  tax rate in the United States for those assets.  Actual  adjustments  to
     Calpine's Consolidated Financial Statements to reflect this disposition may reflect a different effective tax rate.

(7)  Represents income before discontinued operations and cumulative effect of a change in accounting principle.

(8)  The Saltend Pro Forma adjustments in the Pro Forma Consolidated Condensed Statement of Operations are tax effected at a rate of
     30%,  which  represents  Calpine's  statutory tax rate in the United  Kingdom.  Actual  adjustments  to Calpine's  Consolidated
     Financial Statements to reflect this disposition may reflect a different effective tax rate.

                                                Calpine Corporation and Subsidiaries
                                 Unaudited Pro Forma Consolidated Condensed Statement of Operations
                                                    Year Ended December 31, 2004
                                            (In thousands, except for per share amounts)

                                                                                  Pro Forma
                                                                                    After
                                                              Oil and Gas        Oil and Gas            Saltend            Final
                                                Actual        Adjustments        Adjustments          Adjustments        Pro Forma
                                                                  (1)                                     (2)
                                             -----------   -----------------  -------------------  -------------------  ------------
Revenue:
Electric generation and marketing revenue
  Electricity and steam revenue............  $ 5,683,063   $      --          $ 5,683,063          $  (385,244) (3)     $ 5,297,819
  Transmission sales revenue...............       20,003          --               20,003                   --               20,003
  Sales of purchased power for hedging
   and optimization........................    1,651,767          --            1,651,767               (3,775) (3)       1,647,992
                                             -----------   ---------          -----------          -----------          -----------
   Total electric generation and marketing
    revenue................................    7,354,833          --            7,354,833             (389,019)           6,965,814
Oil and gas production and marketing
 revenue...................................
  Oil and gas sales........................       63,153     (59,007) (3)           4,146                   --                4,146
  Sales of purchased gas for hedging and
   optimization............................    1,728,301          --            1,728,301                   --            1,728,301
                                             -----------   ---------          -----------          -----------          -----------
   Total oil and gas production and
    marketing revenue......................    1,791,454     (59,007)           1,732,447                   --            1,732,447
Mark-to-market activities, net.............       13,532          --               13,532                 (127) (3)          13,405
Other revenue..............................       70,069          --               70,069                 (880) (3)          69,189
                                             -----------   ---------          -----------          -----------          -----------
Total revenue..............................    9,229,888     (59,007)           9,170,881             (390,026)           8,780,855
                                             -----------   ---------          -----------          -----------          -----------
Cost of revenue:
Electric generation and marketing expense
  Plant operating expense..................      795,975          --              795,975              (50,271) (3)         745,704
  Transmission purchase expense............       85,514          --               85,514              (10,697) (3)          74,817
  Royalty expense..........................       28,673          --               28,673                   --               28,673
  Purchased power expenses for hedging and
   optimization............................    1,487,020          --            1,487,020               (4,758) (3)       1,482,262
                                             -----------   ---------          -----------          -----------          -----------
   Total electric generation and marketing
    expense................................    2,397,182          --            2,397,182              (65,726)           2,331,456
Oil and gas operating and marketing expense
  Oil and gas operating expense............       56,843     (48,261) (3)           8,582                   --                8,582
  Purchased gas expense for hedging and
   optimization............................    1,716,714          --            1,716,714                   --            1,716,714
                                             -----------   ---------          -----------          -----------          -----------
   Total oil and gas operating and
    marketing expense......................    1,773,557     (48,261)           1,725,296                   --            1,725,296
Fuel expense...............................    3,731,108     190,143  (3)       3,921,251             (228,279) (3)       3,692,972
Depreciation, depletion and amortization
 expense...................................      574,200     (81,590) (3)         492,610              (28,862) (3)         463,748
Oil and gas impairment.....................      202,120    (202,120) (3)              --                   --                   --
Operating lease expense....................      105,886          --              105,886                   --              105,886
Other cost of revenue......................       90,742          --               90,742                   --               90,742
                                             -----------   ---------          -----------          -----------          -----------
Total cost of revenue......................    8,874,795    (141,828)           8,732,967             (322,867)           8,410,100
                                             -----------   ---------          -----------          -----------          -----------
Gross Profit...............................      355,093      82,821              437,914              (67,159)             370,755
(Income) loss from unconsolidated
  investments..............................       13,525         563  (3)          14,088                   --               14,088
Equipment cancellation and impairment cost.       42,374          --               42,374                   --               42,374
Long-term service agreement cancellation
 charge....................................       11,334          --               11,334                   --               11,334
Project development expense................       24,409          --               24,409                   --               24,409
Research and development expense...........       18,396          --               18,396                   --               18,396
Sales, general and administrative expense..      239,347     (17,220) (3)(4)      222,127               (1,870) (3)(4)      220,257
                                             -----------   ---------          -----------          -----------          -----------
Income (loss) from operations..............        5,708      99,478              105,186              (65,289)              39,897
Interest expense...........................    1,140,802      (7,801) (5)       1,133,001              (16,200) (5)       1,116,801
Interest (income)..........................      (56,412)         43  (3)         (56,369)               1,598  (3)         (54,771)
Minority interest expense..................       34,735          --               34,735                   --               34,735
(Income) from repurchase of various
  issuances of debt........................     (246,949)         --             (246,949)                  --             (246,949)
Other expense (income), net................     (149,093)      3,275  (3)        (145,818)              24,520  (3)        (121,298)
                                             -----------   ---------          -----------          -----------          -----------
Income (loss) before provision or (benefit)
 for income taxes..........................     (717,375)    103,961             (613,414)             (75,207)            (688,621)
Provision (benefit) for income taxes.......     (276,549)     39,594  (6)        (236,955)             (22,532) (8)        (259,487)
                                             -----------   ---------          -----------          -----------          -----------
Income (loss) from continuing
 operations (7)............................  $  (440,826)  $  64,367          $  (376,459)         $   (52,675)         $  (429,134)
                                             ===========   =========          ===========          ===========          ===========
Basic and diluted loss per common share:
  Weighted average shares of common stock
   outstanding.............................      430,775                                                                    430,775
  Loss from continuing operations (7)......        (1.02)                                                                     (1.00)

------------

(1)  The Pro Forma Consolidated  Condensed  Statement of Operations assumes that Oil and Gas was sold by Calpine on January 1, 2002.
     The results of these assets have been removed from the Pro Forma Consolidated Condensed Statement of Operations.  The estimated non-recurring gain associated with the sales transaction is not included within the Pro Forma Consolidated  Condensed Statement of Operations. See Note 9 to the Unaudited Pro Forma Consolidated Condensed Balance Sheet for further information.

(2)  The Pro Forma Consolidated  Condensed  Statement of Operations assumes that SCCL and UK OpCo were sold by Calpine on January 1,
     2002. The results of SCCL and UK OpCo have been removed from the Pro Forma Consolidated Condensed Statement of Operations.  The
     estimated  non-recurring gain associated with the sales transaction is not included within the Pro Forma Consolidated Condensed
     Statement of Operations. See Note 13 to the Unaudited Pro Forma Consolidated Condensed Balance Sheet for further information.

(3)  Adjustment represents activity that was reclassified to discontinued operations as a result of the sale of the Domestic Oil and
     Gas Properties or SCCL and UK OpCo.

(4)  The Pro Forma  adjustments in the Unaudited Pro Forma  Consolidated  Condensed  Statement of Operations  include certain sales, general and  administrative  expenses  allocated  to Oil and Gas and to SCCL and UK OpCo based on a  proportion  of base wages.
     Accordingly,  these expenses have been included within the Oil and Gas and the SCCL and UK OpCo income figures to determine the
     Pro Forma totals.  For the year ended December 31, 2004,  these expenses  totaled $2.9 million and $1.7 million for Oil and Gas and for SCCL and UK OpCo, respectively.

(5)  The Pro Forma  adjustments also include  interest  expense that we expect to allocate to discontinued  operations in accordance with Emerging Issues Task Force ("EITF") Issue No. 87-24,  "Allocation of Interest to Discontinued Operations" ("EITF Issue No.
     87-24").  We  include  interest  expense  on debt  which is  required  to be repaid as a result of a  disposal  transaction  in discontinued  operations.  Additionally,  other  interest  expense that cannot be attributed to other  operations of Calpine is allocated  based on the  ratio of net  assets to be sold less  debt  that is  required  to be paid as a result of the  disposal transaction  to the sum of total net  assets of  Calpine  plus the  consolidated  debt of  Calpine,  excluding  (a) debt of the discontinued  operation  that  will be  assumed  by the  buyer,  (b) known  debt that will be paid as a result of the  disposal transaction and (c) debt that can be directly attributed to other operations of Calpine.  For the year ended December 31, 2004, the interest expense allocated within the Unaudited Pro Forma Consolidated  Condensed  Statement of Operations is $12.4 million and $14.6 million for Oil and Gas and for SCCL and UK OpCo, respectively.

(6)  The Oil and Gas Pro Forma  adjustments in the Pro Forma  Consolidated  Condensed  Statement of Operations are tax effected at a rate of 38%,  which  represents  Calpine's  statutory  tax rate in the United States for those assets.  Actual  adjustments  to
     Calpine's Consolidated Financial Statements to reflect this disposition may reflect a different effective tax rate.

(7)  Represents income before discontinued operations and cumulative effect of a change in accounting principle.

(8)  The Saltend Pro Forma adjustments in the Pro Forma Consolidated Condensed Statement of Operations are tax effected at a rate of
     30%,  which  represents  Calpine's  statutory tax rate in the United  Kingdom.  Actual  adjustments  to Calpine's  Consolidated
     Financial Statements to reflect this disposition may reflect a different effective tax rate.

                                                Calpine Corporation and Subsidiaries
                                 Unaudited Pro Forma Consolidated Condensed Statement of Operations
                                                    Year Ended December 31, 2003
                                            (In thousands, except for per share amounts)

                                                                                  Pro Forma
                                                                                    After
                                                              Oil and Gas        Oil and Gas            Saltend            Final
                                                Actual        Adjustments        Adjustments          Adjustments        Pro Forma
                                                                  (1)                                     (2)
                                             -----------   -----------------  -------------------  -------------------  ------------
Revenue:
Electric generation and marketing revenue
  Electricity and steam revenue............  $ 4,680,397   $      --          $ 4,680,397          $  (286,936) (3)     $ 4,393,461
  Transmission sales revenue...............       15,347          --               15,347                   --               15,347
  Sales of purchased power for hedging and
   optimization............................    2,714,187          --            2,714,187               (1,896) (3)       2,712,291
                                             -----------   ---------          -----------          -----------          -----------
   Total electric generation and marketing
    revenue................................   7,409,931           --            7,409,931             (288,832)           7,121,099
Oil and gas production and marketing
 revenue...................................
 Oil and gas sales.........................       59,156     (56,757) (3)           2,399                   --                2,399
  Sales of purchased gas for hedging and
   optimization............................    1,320,902          --            1,320,902                   --            1,320,902
                                             -----------   ---------          -----------          -----------          -----------
   Total oil and gas production and
    marketing revenue......................    1,380,058     (56,757)           1,323,301                   --            1,323,301
Mark-to-market activities, net.............      (26,439)         --              (26,439)                  --              (26,439)
Other revenue..............................      107,483          --              107,483               (1,246) (3)         106,237
                                             -----------   ---------          -----------          -----------          -----------
Total revenue..............................    8,871,033     (56,757)           8,814,276             (290,078)           8,524,198
                                             -----------   ---------          -----------          -----------          -----------
Cost of revenue:
Electric generation and marketing expense
  Plant operating expense..................      663,045          --              663,045              (46,607) (3)         616,438
  Transmission purchase expense ...........       46,455          --               46,455              (11,765) (3)          34,690
  Royalty expense..........................       24,932          --               24,932                   --               24,932
  Purchased power expenses for hedging and
   optimization............................    2,690,069          --            2,690,069               (6,781) (3)       2,683,288
                                             -----------   ---------          -----------          -----------          -----------
   Total electric generation and marketing
    expense................................    3,424,501          --            3,424,501              (65,153)           3,359,348
Oil and gas operating and marketing expense
  Oil and gas operating expense............       75,453     (55,461) (3)          19,992                   --               19,992
  Purchased gas expense for hedging and
   optimization............................    1,279,568          --            1,279,568                   --            1,279,568
                                             -----------   ---------          -----------          -----------          -----------
   Total oil and gas operating and
    marketing expense......................    1,355,021     (55,461)           1,299,560                   --            1,299,560
Fuel expense...............................    2,665,620     223,531  (3)       2,889,151             (185,696) (3)       2,703,455
Depreciation, depletion and amortization
 expense...................................      504,383     (72,766) (3)         431,617              (31,511) (3)         400,106
Oil and gas impairment.....................        2,931      (2,931) (3)              --                   --                   --
Operating lease expense....................      112,070          --              112,070                   --              112,070
Other cost of revenue......................       42,270          --               42,270                   26  (3)          42,296
                                             -----------   ---------          -----------          -----------          -----------
Total cost of revenue......................    8,106,796      92,373            8,199,169             (282,334)           7,916,835
                                             -----------   ---------          -----------          -----------          -----------
Gross Profit...............................      764,237    (149,130)             615,107               (7,744)             607,363
(Income) loss from unconsolidated
  investments..............................      (75,804)         81  (3)         (75,723)                  --              (75,723)
Equipment cancellation and impairment cost.       64,384          --               64,384                   --               64,384
Long-term service agreement cancellation
 charge....................................       16,355          --               16,355                   --               16,355
Project development expense................       21,803          --               21,803                   --               21,803
Research and development expense...........       10,630          --               10,630                   --               10,630
Sales, general and administrative expense..      216,471     (15,505) (3)(4)      200,966               (2,225) (3)(4)      198,741
                                             -----------   ---------          -----------          -----------          -----------
Income from operations ....................      510,398    (133,706)             376,692               (5,519)             371,173
Interest expense ..........................      706,307      17,023  (5)         723,330               (7,206) (5)         716,124
Distributions on trust preferred
 securities................................       46,610          --               46,610                   --               46,610
Interest (income)..........................      (39,716)         90  (3)         (39,626)                 425  (3)         (39,201)
Minority interest expense..................       27,330          --               27,330                   --               27,330
(Income) from repurchase of various
  issuances of debt........................     (278,612)         --             (278,612)                  --             (278,612)
Other expense (income), net................      (46,126)      1,063  (3)         (45,063)                (925) (3)         (45,988)
                                             -----------   ---------          -----------          -----------          -----------
Income (loss) before provision or benefit
 for income taxes..........................       94,605    (151,882)             (57,277)               2,187              (55,090)
Provision (benefit) for income taxes.......        8,495     (57,858) (6)         (49,363)                 756  (8)         (48,607)
                                             -----------   ---------          -----------          -----------          -----------
Income from continuing operations (7)......  $    86,110   $ (94,024)         $    (7,914)         $     1,431          $    (6,483)
                                             ===========   =========          ===========          ===========          ===========
Basic earnings per common share:
  Weighted average shares of common stock
   outstanding.............................      390,772                                                                    390,772
  Income from continuing operations (7)....         0.22                                                                      (0.02)
Diluted earnings per common share:
  Weighted average shares of common stock
   outstanding before dilutive effect of
   certain convertible securities (7)......      396,219                                                                    396,219
  Income from continuing operations (7)....         0.22                                                                      (0.02)

------------

(1)  The Pro Forma Consolidated  Condensed  Statement of Operations assumes that Oil and Gas was sold by Calpine on January 1, 2002.
     The results of these assets have been removed from the Pro Forma Consolidated Condensed Statement of Operations.  The estimated non-recurring gain associated with the sales transaction is not included within the Pro Forma Consolidated  Condensed Statement of Operations. See Note 9 to the Unaudited Pro Forma Consolidated Condensed Balance Sheet for further information.

(2)  The Pro Forma Consolidated  Condensed  Statement of Operations assumes that SCCL and UK OpCo were sold by Calpine on January 1,
     2002. The results of SCCL and UK OpCo have been removed from the Pro Forma Consolidated Condensed Statement of Operations.  The
     estimated  non-recurring gain associated with the sales transaction is not included within the Pro Forma Consolidated Condensed
     Statement of Operations. See Note 13 to the Unaudited Pro Forma Consolidated Condensed Balance Sheet for further information.

(3)  Adjustment represents activity that was reclassified to discontinued operations as a result of the sale of the Domestic Oil and
     Gas Properties or SCCL and UK OpCo.

(4)  The Pro Forma  adjustments in the Unaudited Pro Forma  Consolidated  Condensed  Statement of Operations  include certain sales, general and  administrative  expenses  allocated  to Oil and Gas and to SCCL and UK OpCo based on a  proportion  of base wages.
     Accordingly,  these expenses have been included within Oil and Gas and the SCCL and UK OpCo income figures to determine the Pro
     Forma totals.  For the year ended December 31, 2003,  these expenses  totaled $3.3 million and $2.1 million for Oil and Gas and for SCCL and UK OpCo, respectively.

(5)  The Pro Forma  adjustments also include  interest  expense that we expect to allocate to discontinued  operations in accordance with Emerging Issues Task Force ("EITF") Issue No. 87-24,  "Allocation of Interest to Discontinued Operations" ("EITF Issue No.
     87-24").  We  include  interest  expense  on debt  which is  required  to be repaid as a result of a  disposal  transaction  in discontinued  operations.  Additionally,  other  interest  expense that cannot be attributed to other  operations of Calpine is allocated  based on the  ratio of net  assets to be sold less  debt  that is  required  to be paid as a result of the  disposal transaction  to the sum of total net  assets of  Calpine  plus the  consolidated  debt of  Calpine,  excluding  (a) debt of the discontinued  operation  that  will be  assumed  by the  buyer,  (b) known  debt that will be paid as a result of the  disposal transaction and (c) debt that can be directly attributed to other operations of Calpine.  For the year ended December 31, 2003, the interest expense allocated within the Unaudited Pro Forma  Consolidated  Condensed  Statement of Operations is $7.3 million and $7.2 million for Oil and Gas and for SCCL and UK OpCo, respectively.

(6)  The Oil and Gas Pro Forma  adjustments in the Pro Forma  Consolidated  Condensed  Statement of Operations are tax effected at a rate of 38%,  which  represents  Calpine's  statutory  tax rate in the United States for those assets.  Actual  adjustments  to
     Calpine's Consolidated Financial Statements to reflect this disposition may reflect a different effective tax rate.

(7)  Represents income before discontinued operations and cumulative effect of a change in accounting principle.

(8)  The Saltend Pro Forma adjustments in the Pro Forma Consolidated Condensed Statement of Operations are tax effected at a rate of
     30%,  which  represents  Calpine's  statutory tax rate in the United  Kingdom.  Actual  adjustments  to Calpine's  Consolidated
     Financial Statements to reflect this disposition may reflect a different effective tax rate.

                                                Calpine Corporation and Subsidiaries
                                 Unaudited Pro Forma Consolidated Condensed Statement of Operations
                                                    Year Ended December 31, 2002
                                            (In thousands, except for per share amounts)

                                                                                  Pro Forma
                                                                                    After
                                                              Oil and Gas        Oil and Gas            Saltend            Final
                                                Actual        Adjustments        Adjustments          Adjustments        Pro Forma
                                                                  (1)                                     (2)
                                             -----------   -----------------  -------------------  -------------------  ------------
Revenue:
Electric generation and marketing revenue
Electricity and steam revenue..............  $ 3,237,510   $      --          $ 3,237,510          $  (205,779) (3)     $ 3,031,731
  Sales of purchased power for hedging and
   optimization............................    3,145,991          --            3,145,991                   (2) (3)       3,145,989
                                             -----------   ---------          -----------          -----------          -----------
   Total electric generation and marketing
    revenue................................    6,383,501          --            6,383,501             (205,781)           6,177,720
Oil and gas production and marketing revenue
  Oil and gas sales........................       63,514     (36,059) (3)          27,455                   --               27,455
  Sales of purchased gas for hedging and
   optimization............................      870,466          --              870,466                    1  (3)         870,467
                                             -----------   ---------          -----------          -----------          -----------
   Total oil and gas production and
    marketing revenue......................      933,980     (36,059)             897,921                    1              897,922
Mark-to-market activities, net.............       21,485          --               21,485                   --               21,485
Other revenue..............................       10,787          --               10,787                 (104) (3)          10,683
                                             -----------   ---------          -----------          -----------          -----------
Total revenue..............................    7,349,753     (36,059)           7,313,694             (205,884)           7,107,810
                                             -----------   ---------          -----------          -----------          -----------
Cost of revenue:
Electric generation and marketing expense
  Plant operating expense..................      522,906          --              522,906              (39,670) (3)         483,236
  Transmission purchase expense............       25,486          --               25,486              (10,179) (3)          15,307
  Royalty expense..........................      17,615          --                17,615                   --               17,615
  Purchased power expenses for hedging and
   optimization............................    2,618,445          --            2,618,445                   --            2,618,445
                                             -----------   ---------          -----------          -----------          -----------
   Total electric generation and marketing
    expense................................    3,184,452          --            3,184,452              (49,849)           3,134,603
                                             -----------   ---------          -----------          -----------          -----------
Oil and gas operating and marketing expense
  Oil and gas operating expense............       69,840     (43,315) (3)          26,525                   --               26,525
  Purchased gas expense for hedging and
   optimization............................      821,065          --              821,065                   --              821,065
                                             -----------   ---------          -----------          -----------          -----------
   Total oil and gas operating and
    marketing expense......................      890,905     (43,315)             847,590                   --              847,590
Fuel expense...............................    1,792,323     126,925  (3)       1,919,248             (161,048) (3)       1,758,200
Depreciation, depletion and amortization
 expense...................................      398,889     (66,744) (3)         332,145              (32,133) (3)         300,012
Oil and gas impairment.....................        3,399      (3,399) (3)              --                   --                   --
Operating lease expense....................      111,022          --              111,022                   --              111,022
Other cost of revenue......................        7,279          --                7,279                   --                7,279
                                             -----------   ---------          -----------          -----------          -----------
Total cost of revenue......................    6,388,269      13,467            6,401,736             (243,030)           6,158,706
                                             -----------   ---------          -----------          -----------          -----------
Gross Profit...............................      961,484     (49,526)             911,958               37,146              949,104
(Income) loss from unconsolidated
  investments..............................      (16,552)         --              (16,552)                  --              (16,552)
Equipment cancellation and impairment cost.      404,737          --              404,737                   --              404,737
Project development expense................       66,981          --               66,981                   --               66,981
Research and development expense...........        9,986          --                9,986                   --                9,986
Sales, general and administrative expense..      186,056     (16,537) (3)(4)      169,519               (2,048) (3)(4)      167,471
                                             -----------   ---------          -----------          -----------          -----------
Income from operations.....................      310,276     (32,989)             277,287               39,194              316,481
Interest expense...........................      402,677      20,064  (5)         422,741               (5,372) (5)         417,369
Distributions on trust preferred
 securities................................       62,632          --               62,632                   --               62,632
Interest (income)..........................      (43,086)        244  (3)         (42,842)                 664  (3)         (42,178)
Minority interest expense..................        2,716          --                2,716                   --                2,716
(Income) from repurchase of various
  issuances of debt........................     (118,020)         --             (118,020)                  --             (118,020)
Other expense (income), net................      (34,200)        195  (3)         (34,005)              (2,130) (3)         (36,135)
                                             -----------   ---------          -----------          -----------          -----------
Income (loss) before provision or benefit
 for income taxes..........................       37,557     (53,492)             (15,935)              46,032               30,097
Provision (benefit) for income taxes.......       10,835     (20,381) (6)          (9,546)              13,821  (8)           4,275
                                             -----------   ---------          -----------          -----------          -----------
Income (loss) from continuing
 operations (7)............................  $    26,722   $ (33,111)         $    (6,389)         $    32,211          $    25,822
                                             ===========   =========          ===========          ===========          ===========
Basic earnings per common share:
  Weighted average shares of common stock
   outstanding.............................      354,822                                                                    354,822
  Income from continuing operations (7)....         0.08                                                                       0.07
Diluted earnings per common share:
  Weighted average shares of common stock
   outstanding before dilutive effect of
   certain convertible securities (7)......      362,533                                                                    362,533
  Income from continuing operations (7)....         0.07                                                                       0.07

------------

(1)  The Pro Forma Consolidated  Condensed  Statement of Operations assumes that Oil and Gas was sold by Calpine on January 1, 2002.
     The results of these assets have been removed from the Pro Forma Consolidated Condensed Statement of Operations.  The estimated non-recurring gain associated with the sales transaction is not included within the Pro Forma Consolidated  Condensed Statement of Operations. See Note 9 to the Unaudited Pro Forma Consolidated Condensed Balance Sheet for further information.

(2)  The Pro Forma Consolidated  Condensed  Statement of Operations assumes that SCCL and UK OpCo were sold by Calpine on January 1,
     2002. The results of SCCL and UK OpCo have been removed from the Pro Forma Consolidated Condensed Statement of Operations.  The
     estimated  non-recurring gain associated with the sales transaction is not included within the Pro Forma Consolidated Condensed
     Statement of Operations. See Note 13 to the Unaudited Pro Forma Consolidated Condensed Balance Sheet for further information.

(3)  Adjustment represents activity that was reclassified to discontinued operations as a result of the sale of the Domestic Oil and
     Gas Properties or SCCL and UK OpCo.

(4)  The Pro Forma  adjustments in the Unaudited Pro Forma  Consolidated  Condensed  Statement of Operations  include certain sales, general and  administrative  expenses  allocated  to Oil and Gas and to SCCL and UK OpCo based on a  proportion  of base wages.
     Accordingly,  these expenses have been included within the Oil and Gas and the SCCL and UK OpCo income figures to determine the
     Pro Forma totals.  For the year ended December 31, 2002,  these expenses  totaled $3.8 million and $2.0 million for Oil and Gas and for SCCL and UK OpCo, respectively.

(5)  The Pro Forma  adjustments also include  interest  expense that we expect to allocate to discontinued  operations in accordance with Emerging Issues Task Force ("EITF") Issue No. 87-24,  "Allocation of Interest to Discontinued Operations" ("EITF Issue No.
     87-24").  We  include  interest  expense  on debt  which is  required  to be repaid as a result of a  disposal  transaction  in discontinued  operations.  Additionally,  other  interest  expense that cannot be attributed to other  operations of Calpine is allocated  based on the  ratio of net  assets to be sold less  debt  that is  required  to be paid as a result of the  disposal transaction  to the sum of total net  assets of  Calpine  plus the  consolidated  debt of  Calpine,  excluding  (a) debt of the discontinued  operation  that  will be  assumed  by the  buyer,  (b) known  debt that will be paid as a result of the  disposal transaction and (c) debt that can be directly attributed to other operations of Calpine.  For the year ended December 31, 2002, the interest expense allocated within the Unaudited Pro Forma  Consolidated  Condensed  Statement of Operations is $3.5 million and $5.2 million for Oil and Gas and for SCCL and UK OpCo, respectively.

(6)  The Oil and Gas Pro Forma  adjustments in the Pro Forma  Consolidated  Condensed  Statement of Operations are tax effected at a rate of 38%,  which  represents  Calpine's  statutory  tax rate in the United States for those assets.  Actual  adjustments  to
     Calpine's Consolidated Financial Statements to reflect this disposition may reflect a different effective tax rate.

(7)  Represents income before discontinued operations and cumulative effect of a change in accounting principle.

(8)  The Saltend Pro Forma adjustments in the Pro Forma Consolidated Condensed Statement of Operations are tax effected at a rate of
     30%,  which  represents  Calpine's  statutory tax rate in the United  Kingdom.  Actual  adjustments  to Calpine's  Consolidated
     Financial Statements to reflect this disposition may reflect a different effective tax rate.


     (c) Exhibits.

     99.1 Press Release dated July 28, 2005

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CALPINE CORPORATION

                                  By:  /s/ Charles B. Clark, Jr.
                                       ------------------------------------
                                       Charles B. Clark, Jr.
                                       Senior Vice President, Controller and
                                       Chief Accounting Officer


Date: August 3, 2005

                                 EXHIBIT INDEX
                                 -------------


                   Exhibit
                   Number        Exhibit
                   ------        -------
                   99.1          Press Release dated July 28, 2005


EXHIBIT 99.1


NEWS RELEASE                                            CONTACTS: (408) 995-5115
                                    Media Relations:  Bill Highlander, Ext. 1244
                                    Investor Relations:  Karen Bunton, Ext. 1121


               Calpine Completes Sale of Its Saltend Energy Centre

     (SAN JOSE, Calif.) /PR Newswire - First Call/ July 28, 2005 - A Calpine Corporation [NYSE:CPN] subsidiary has completed the sale of its 1,200-megawatt Saltend Energy Centre in Hull, England for a total purchase price of (pound)490 million, or approximately $US848 million, plus adjustments for working capital of $US14.5 million. The transaction, which has generated total gross proceeds to Calpine of $US862.5 million (subject to post-closing adjustment), is part of the company's strategic program to reduce debt and optimize its power plant portfolio.

     Calpine has sold the natural gas-fired Saltend power plant to a company indirectly owned by International Power plc and Mitsui & Co., Ltd. Calpine acquired the plant in August 2001 for the sterling equivalent of approximately $810 million. With the completion of this transaction, Calpine no longer owns any interest in Saltend.

     "The sale of Saltend has allowed Calpine to capture significant value for our investment," said Calpine Chief Financial Officer Bob Kelly. "The proceeds from this sale will allow Calpine to reduce debt and focus our efforts on the North American power market."

     The two existing series of Redeemable Preferred Shares relating to the Saltend Energy Centre were redeemed in connection with the sale. The remaining net proceeds are being held under the control of Calpine's subsidiary Calpine Canada Resources Company pursuant to an interim order issued yesterday, pending final decision, by the Supreme Court of Nova Scotia in the current litigation commenced in May by Harbert Distressed Investment Master Fund, Ltd. The final decision of that Court is expected within the next week.

     Calpine Corporation is a North American power company dedicated to providing electric power to customers from clean, efficient, natural gas-fired and geothermal power plants. The company generates power at plants it owns or leases in 21 states in the United States and three provinces in Canada. The company is included in the S&P 500. Calpine was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information, visit www.calpine.com.